UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2015

SMART ABS SERIES 2013-2US TRUST

(Exact name of Issuing Entity as specified in its charter)

MACQUARIE LEASING PTY LIMITED

(Exact name of Registrant, Depositor and Sponsor as specified in its charter)

Australia	333-181822-03 333-181822	98-6069528
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Level 3 9 Hunter Street Sydney, NSW 2000, Australia		Not Applicable
(Address of principal executive offices)		(Zip Code)

+ 61 (2) 8232-3333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 6, 2015, Macquarie Leasing Pty Limited entered into a Deed of Amendment (the “Deed of Amendment”), a copy of which is filed as Exhibit 4.1 hereto, with P.T. Limited (the “Security Trustee”), Perpetual Trustee Company Limited (the “Issuer Trustee”), Macquarie Securities Management Pty Limited (the “Manager”), Macquarie Bank Limited, The Bank of New York Mellon and The Bank of New York Mellon, London Branch.

The Deed of Amendment amends the SMART ABS Trusts Master Trust Deed, dated March 11, 2002, between the Manager and the Issuer Trustee, by, among other things, (i) removing Macquarie Capital Products Limited as provisional trustee in the event that the Issuer Trustee retires or is removed prior to the appointment of a substitute trustee and (ii) providing that the retirement or removal of the Issuer Trustee will not be effective until the appointment of a substitute trustee is complete.

The Deed of Amendment amends the SMART ABS Trusts Master Security Trust Deed, dated February 27, 2007, among the Security Trustee, the Manager and the Issuer Trustee, by, among other things, (i) removing Macquarie Capital Products Limited as provisional security trustee in the event that the Security Trustee retires or is removed prior to the appointment of a new security trustee and (ii) providing that the retirement or removal of the Security Trustee will not be effective until the appointment of a new security trustee is complete.

Item 9.01	Financial Statement and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits:

Exhibit No.	Document Description

4.1	Deed of Amendment, dated November 6, 2015, among P.T. Limited, Perpetual Trustee Company Limited, Macquarie Securities Management Pty Limited, Macquarie Leasing Pty Limited, Macquarie Bank Limited, The Bank of New York Mellon and The Bank of New York Mellon, London Branch

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MACQUARIE LEASING PTY LIMITED

By:	/s/ Andrew Sidery
Name:	Andrew Sidery
Title:	Director

Date: November 20, 2015

EXHIBITS INDEX

Exhibit No.	Document Description

4.1	Deed of Amendment, dated November 6, 2015, among P.T. Limited, Perpetual Trustee Company Limited, Macquarie Securities Management Pty Limited, Macquarie Leasing Pty Limited, Macquarie Bank Limited, The Bank of New York Mellon and The Bank of New York Mellon, London Branch